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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Current Report on Form 8-K of Park National Corporation, dated May 5, 1997, of our report dated January 22, 1997 related to the consolidated balance sheets of First-Knox Banc Corp. as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of First-Knox Banc Corp.

                                       /s/ Crowe, Chizek and Company LLP
                                       ------------------------------------
                                       Crowe, Chizek and Company LLP

Columbus, Ohio
May 15, 1997




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